EXHIBIT 99.1

NEWS RELEASE for February 22, 2005 at 7:30 am EST
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CONTACTS FOR INCENTRA SOLUTIONS:
  Allen & Caron Inc.                      Incentra Solutions, Inc.
  Jill Bertotti (investors)               Thomas P. Sweeney, III
  jill@allencaron.com                     Chairman and CEO
  -------------------                     (303) 449-8279
  Len Hall (financial media)
  len@allencaron.com
  ------------------
  (949) 474-4300


           INCENTRA SOLUTIONS COMPLETES ACQUISITION OF STAR SOLUTIONS

    ALMOST DOUBLES ANNUALIZED REVENUES, PROVIDES PLATFORM FOR SALE OF HIGHER
                     MARGIN STORAGE SOLUTIONS AND SERVICES

BOULDER, CO, FEBRUARY 22, 2005 - Incentra Solutions, Inc. (OTCBB: ICEN) announced today that it has acquired privately-held STAR Solutions, Inc. (www.star-solutions.com) of San Diego in a transaction that almost doubles the Company's annualized revenue and is expected to be immediately accretive. Chairman and CEO, Thomas P. Sweeney, said that the acquisition of STAR is a key first step in implementing the Company's strategy to substantially grow revenues in its target markets by acquiring established direct sales and service organizations. STAR is a leading systems integrator that provides Information Technology (IT) products, professional services and outsourcing solutions to enterprise markets in the western United States.

The purchase price for STAR consisted of $1.5 million in cash, approximately
12.6 million shares of unregistered Incentra common stock, and an unsecured promissory note for $2.5 million. Incentra acquired all of the outstanding shares of capital stock of STAR. At the time of the acquisition, STAR had $1.6 million in cash and no outstanding debt. Financing for the acquisition was provided by Wells Fargo Bank, N.A. through a new $5 million commercial loan facility. The facility paid all costs of the acquisition and is expected to provide sufficient capacity to finance the growth of the business and subsequent acquisitions.

The acquisition of STAR increases Incentra's direct sales resources in the enterprise market, and will provide the Company direct access to customers for its unique monitoring and management services. The Company intends to introduce its GridWorks services this year to STAR's customers and will introduce over time first call support services for all products sold by STAR. "We expect to see increasing gross margins throughout the year, as well as increases in our monthly recurring revenues as a direct result of this acquisition" Sweeney said.

STAR provides IT consulting, systems, storage and outsourcing services to a large base of customers in financial services, hospitality, retail, security and manufacturing verticals. STAR revenues in 2004 amounted to approximately $17 million which generated net income.

"STAR has an excellent management team, top flight personnel and an exceptional record of providing high quality IT solutions to its growing customer base," Sweeney said. "The

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acquisition of STAR will significantly expand our ability to deliver complete storage solutions, including hardware, software and services, to a larger number of mid-sized enterprises."

STAR will operate as a wholly-owned subsidiary of Incentra Solutions and be managed by STAR President Elaine A. Bellock. Ms. Bellock has been with STAR for the past five years and has been President since early 2003, when she assumed the management of all day-to-day operations from the founder and principal owner. STAR's 45 employees will continue to be based in San Diego, the San Francisco Bay Area, Los Angeles, Las Vegas, Phoenix and Delray Beach, FL.

"It had become increasingly clear to us over the last few years," Bellock said, "that customers continue to experience changes in their IT environments, and those changes present an increased need for services to augment their existing staff. Partnering with Incentra Solutions enables STAR to now offer a broader set of services to our customers, which will create additional competitive advantages."

Inveraray Partners headquartered in the San Francisco Bay Area advised Incentra Solutions on the acquisition. "Mike Orbach and the team at Inveraray did a tremendous job from start to finish," Sweeney said.

ABOUT STAR SOLUTIONS, INC.

Systems Technology and Resources (STAR Solutions) is committed to providing clients with affordable and flexible Information Technology solutions to overcome the challenges found in today's complex business environments. Established in 1997 with personnel in San Diego, Los Angeles, Las Vegas, Fort Lauderdale, San Francisco Bay Area and Phoenix, STAR Solutions expanded from a traditional Hardware/Software Solution Provider to a full-service Technology Consulting Company supporting clients nationwide. As Professional Development Specialists, STAR Solutions specializes in designing, building, implementing and knowledge transfer of technology solutions across the complete infrastructure.

ABOUT INCENTRA SOLUTIONS, INC.

Incentra Solutions, Inc. (OTCBB:ICEN) (WWW.INCENTRASOLUTIONS.COM), is a provider of storage management solutions to broadcasters, enterprises and managed service providers worldwide. The Company operates a Broadcast & Media Division, Front Porch Digital (WWW.FPDIGITAL.COM), that provides digital archive management and transcoding solutions and a wholly-owned subsidiary, ManagedStorage International (MSI, WWW.MSISERVICE.COM), that provides storage management software, hardware and outsourcing services facilitated by its GridWorks online storage resource management product.

INCENTRA SOLUTIONS FORWARD LOOKING STATEMENTS

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the Company's inability to accurately forecast its operating results; the Company's potential inability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the Company's business. For further information on factors which could

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impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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